Exhibit 13(b)(1)

  Javier Rubio, Leslie Highley, and Jose González, of Puerto Rico Residents Tax-Free Fund VI, Inc., each certify that:

1.        This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Javier Rubio
Javier Rubio
Co-President

By:	/s/ Leslie Highley
Leslie Highley
Co-President

By:	/s/ José González
José González
Treasurer

Date:    September 9, 2021